                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                       January 7, 2002 (December 21, 2001)

                               [DEAN FOODS LOGO]

                               Dean Foods Company
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
              Delaware                             1-12755                            75-2559681
              --------                             -------                            ----------
  (STATE OR OTHER JURISDICTION OF          (COMMISSION FILE NUMBER)       (IRS EMPLOYER IDENTIFICATION NO.)
           INCORPORATION)
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                     2515 McKinney Avenue, LB 30, Suite 1200
                               Dallas, Texas 75201
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (214) 303-3400

                             Suiza Foods Corporation
                   -------------------------------------------
                   (FORMER NAME, IF CHANGED SINCE LAST REPORT)

 ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On December 21, 2001 we completed our previously reported acquisition of Dean Foods Company ("Old Dean"). As a result of this transaction, Old Dean was merged with and into our wholly-owned subsidiary, Blackhawk Acquisition Corp. Blackhawk Acquisition Corp. survived the merger and immediately changed its name to "Dean Holding Company." Also on December 21, 2001, immediately after completion of the merger, we changed our name to Dean Foods Company.

         As a result of the merger, each share of common stock of Old Dean was converted into 0.429 shares of our common stock and the right to receive $21.00 in cash.

         Also on December 21, 2001, and in connection with our acquisition of Old Dean, we repurchased Dairy Farmers of America's 33.8% stake in Suiza Dairy Group, L.P., our subsidiary, for consideration consisting of: (1) approximately $145 million in cash, (2) a contingent promissory note in the original principal amount of $40 million, and (3) the operations of eleven plants located in nine states where we and Old Dean had overlapping operations. As additional consideration, we amended a milk supply agreement with Dairy Farmers of America to provide that if we do not, within a specified period following the completion of our acquisition of Old Dean, offer Dairy Farmers of America the right to supply raw milk to certain of the Old Dean dairy plants, we could be required to pay liquidated damages of up to $47 million. As a result of this transaction, we now own 100% of our Dairy Group.

         The plants divested included: (i) our Burger Dairy operations based in New Paris, Indiana; (ii) our Coburg Dairy operations based in N. Charleston, South Carolina (which was an operation of Old Dean); (iii) our Cream O'Weber operations based in Salt Lake City, Utah (which was an operation of Old Dean); (iv) our Flav-O-Rich Dairies operations based in London, Kentucky and Bristol, Virginia; (v) our H. Meyer Dairy operations based in Cincinnati, Ohio (which was an operation of Old
         Dean); (vi) our Huntsville Dairy operations based in Huntsville, Alabama; (vii) our Oberlin Farms (Dairymen's) operations based in Cleveland, Ohio; (viii) our U.C. Milk ("Goldenrod") operations based in Madisonville, Kentucky (which was an operation of Old Dean); and (ix) our Velda Farms operations based in Miami, Florida and Winterhaven, Florida. The divested plants were acquired by National Dairy Holdings, LP, as the assignee of Dairy Farmers of America.

         We financed the cash portion of the consideration paid to the shareholders of Old Dean, as well as the cash portion of the purchase price for Dairy Farmers of America's 33.8% interest in Suiza Dairy Group, L.P., primarily with borrowings under a new $2.7 billion credit facility provided by a syndicate of banks led by First Union National Bank, as administrative agent, Bank One, N.A., as syndication agent, First Union Securities, Inc. and Banc One Capital Markets , Inc., as co-lead arrangers and joint book runners, and Fleet National Bank, Harris Trust and Savings Bank and SunTrust Bank, as co-documentation agents. This facility, which replaces our former parent-level credit facility and the former Suiza Dairy Group credit facility, provides us with a revolving line of credit of up to $800 million to be used for general corporate and working capital purposes

         (including the financing of acquisitions and stock buybacks, subject to certain limitations contained in the credit facility documents) and two term loans in the amounts of $900 million and $1 billion, respectively. Both term loans were fully funded at closing and used (1) to fund the cash portion of the merger consideration paid to the shareholders of Old Dean and various related fees and expenses, (2) to pay the cash portion of the purchase price to acquire Dairy Farmers of America's partnership interest in Suiza Dairy Group, L.P., and (3) to refinance certain outstanding indebtedness of our subsidiaries, including Old Dean. No funds were borrowed under the revolving credit facility. The revolving credit facility will expire, and the $900 million term loan will mature, in July 2007. The $1 billion term loan will mature in July 2008. Borrowings under the credit facility will bear interest at a rate per annum equal to one of the following rates, at our option:

         (i) the prime rate of First Union National Bank or a weighted average of the overnight funds rate published by the Federal Reserve Bank of New York, plus 50 basis points, plus a margin that varies depending on our leverage ratio (as defined in the credit agreement) from .25% to 1.5% for the revolver and the $900 million term loan, and from 1.25% to 2.00% for the $1 billion term loan, or

         (ii) the London Interbank Offered Rate, as adjusted under a formula described in the credit agreement, plus a margin that varies depending on our leverage ratio from 1.50% to 2.75% for the revolver and the $900 million term loan, and from 2.50% to 3.25% for the $1 billion term loan.

         Interest is payable quarterly or at the end of the applicable interest period. We are also required to pay a commitment fee on the unused portion of the revolver that varies from 37.5 basis points to 50 basis points depending on our leverage ratio. Scheduled principal payments on the term loans are due quarterly beginning March 31, 2002 and continuing until June 2007 for the $900 million loan and until June 2008 for the $1 billion loan. Both term loans have a large balloon payment due at maturity.

         Outstanding borrowings under the credit facility are secured by liens on substantially all of our domestic assets (including the assets of our subsidiaries, except for the real property and capital stock owned by Old Dean and its subsidiaries). The credit agreement contains various financial and other restrictive covenants, as well as certain mandatory prepayment provisions, all of which are more specifically described in the credit agreement related to the facility. The credit agreement is contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-12755), is incorporated herein by reference, and is amended by the First Amendment to Credit Agreement attached hereto as exhibit 2.3.

         An additional portion of the cash consideration paid at closing was provided by new funding under our existing receivables securitization facility. On December 21, 2001, we sold Old Dean's receivables into the facility, thereby increasing the amount of the facility by $150 million to $400 million.

ITEM 5. OTHER EVENTS

5.1 NEW DIRECTORS

         As a result of our acquisition of Dean Foods described in Item 2 above and as required by the Agreement and Plan of Merger dated as of April 4, 2001 among us, Old Dean and Blackhawk Acquisition Corp., we increased the size of our Board of Directors, effective December 21, 2001, from 10 members to 15 members. The new members of our Board of Directors are Howard M. Dean, Lewis M. Collens, Janet Hill, John S. Llewellyn, Jr. and J. Christopher Reyes. Mr. Reyes's term will expire at our 2002 annual shareholders' meeting, Ms. Hill's and Mr. Collens' terms will expire at our 2003 annual shareholders' meeting, and Mr. Dean's and Mr. Llewellyn's terms will expire at our 2004 annual shareholders' meeting. In addition, Mr. Dean will serve as Chairman of the Board until June 2002 or his earlier retirement, removal or resignation. Gregg L. Engles will serve as Vice Chairman of the Board until Mr. Dean's retirement, at which time Mr. Engles will re-assume the role of Chairman of the Board. All of our pre-merger directors will remain on our Board of Directors.

5.2 NAME CHANGE

         As a result of our acquisition of Dean Foods described in Item 2 above and as required by the Agreement and Plan of Merger dated as of April 4, 2001 among us, Old Dean and Blackhawk Acquisition Corp., we have changed our name, effective December 21, 2001, to

                                        "Dean Foods Company",

         pursuant to a Certificate of Ownership and Merger filed on December 21, 2001 with the Secretary of State of the State of Delaware. We effected the name change pursuant to a merger with a wholly-owned subsidiary pursuant to Section 253 of the Delaware General Corporation Law. In connection with the name change, we changed our New York Stock Exchange symbol to "DF," the symbol used by Old Dean prior to the completion of the acquisition. This Form 8-K has been filed under our new name: "Dean Foods Company."

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         In accordance with paragraph (a)(4) of Item 7 of Form 8-K, the historical financial statements required in connection with our acquisition of Old Dean are not included in this initial report but will be filed not later than 60 days after the date this report is required to be filed.

(b)      Pro Forma Financial Information

         In accordance with paragraph (b)(2) of Item 7 of Form 8-K, the pro forma financial information required in connection with our acquisition of Old Dean and related transactions are not included in this initial report but will be filed not later than 60 days after the date this report is required to be filed.

(c)      Exhibits

                  2.1 Agreement and Plan of Merger, dated as of April 4, 2001, among Suiza Foods Corporation, Dean Foods Company and Blackhawk Acquisition Corp. (filed as
                           Exhibit 2.1 to Suiza's Current Report on Form 8-K, dated as of April 5, 2001 and incorporated herein by reference).

                  2.2 Credit Agreement, dated as of July 31, 2001, among Suiza Foods Corporation, certain subsidiaries of Suiza Foods Corporation named therein, as guarantors, the lenders named therein, First Union National Bank, as administrative agent, Bank One, N.A., as syndication agent, First Union Securities, Inc. and Banc One Capital Markets , Inc., as co-lead arrangers and joint book runners, and Fleet National Bank, Harris Trust and Savings Bank and Suntrust Bank, N.A., as co-documentation agents (filed as Exhibit
                           10.3 to Suiza's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-12755) and incorporated herein by reference).

                  2.3 First Amendment to Credit Agreement, dated as of December 19, 2001, by and among Suiza Foods Corporation, a Delaware corporation, First Union National Bank, as Administrative Agent for the lenders party to the Credit Agreement, Bank One, NA, as Syndication Agent for the Lenders, Fleet National Bank, Harris Trust and Savings Bank and Suntrust Bank, as Co-Documentation Agents, and the Required Lenders named therein, amending that certain Credit Agreement, dated as of July 31, 2001, among Suiza Foods Corporation, the Administrative Agent, the Syndication Agent, the Documentation Agents and the Lenders.

                  2.4 Amended and Restated Securities Purchase Agreement, dated as of December 21, 2001, among Suiza Foods Corporation, Suiza Dairy Group Holdings, Inc., Dairy Farmers of America, Inc., Dairy Rich, LLC and
                           Mid-Am Capital, L.L.C.

                  99.1     Press Release dated as of December 21, 2001.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated:  January 7, 2001               DEAN FOODS COMPANY



                                            By: /s/ Lisa N. Tyson
                                            ------------------------------------
                                                    Lisa N. Tyson
                                                    Vice President and Assistant
                                                    General Counsel

                                INDEX TO EXHIBITS

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  EXHIBIT
  NUMBER                      DESCRIPTION
 ---------                    -----------
    2.1 Agreement and Plan of Merger, dated as of April 4, 2001, among Suiza Foods Corporation, Dean Foods Company and Blackhawk Acquisition Corp. (filed as
             Exhibit 2.1 to Suiza's Current Report on Form 8-K, dated as of April 5, 2001 and incorporated herein by reference).

    2.2 Credit Agreement, dated as of July 31, 2001, among Suiza Foods Corporation, certain subsidiaries of Suiza Foods Corporation named therein, as guarantors, the lenders named therein, First Union National Bank, as administrative agent, Bank One, N.A., as syndication agent, First Union Securities, Inc. and Banc One Capital Markets , Inc., as co-lead arrangers and joint book runners, and Fleet National Bank, Harris Trust and Savings Bank and Suntrust Bank, N.A., as co-documentation agents (filed as Exhibit
             10.3 to Suiza's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-12755) and incorporated herein by reference).

    2.3 First Amendment to Credit Agreement, dated as of December 19, 2001, by and among Suiza Foods Corporation, a Delaware corporation, First Union National Bank, as Administrative Agent for the lenders party to the Credit Agreement, Bank One, NA, as Syndication Agent for the Lenders, Fleet National Bank, Harris Trust and Savings Bank and Suntrust Bank, as Co-Documentation Agents, and the Required Lenders named therein, amending that certain Credit Agreement, dated as of July 31, 2001, among Suiza Foods Corporation, the Administrative Agent, the Syndication Agent, the Documentation Agents and the Lenders.

    2.4 Amended and Restated Securities Purchase Agreement, dated as of December 21, 2001, among Suiza Foods
             Corporation, Suiza Dairy Group Holdings, Inc., Dairy
             Farmers of America, Inc., Dairy Rich, LLC and
             Mid-Am Capital, L.L.C.

    99.1     Press Release dated as of December 21, 2001.

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